Exhibit 5.1

AMANDA M. DARBY

1331 17th Street, Suite 720

Denver, Colorado 80202-1557

                                                                                                May 12, 2006

Rentech, Inc.

1331 17th Street, Suite 720

Denver, Colorado  80202

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

                I am General Counsel of Rentech, Inc., a Colorado corporation (the “Company”).  I have acted as counsel to the Company in connection with its Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of a total of 338,000 shares (the “shares”) of the Company’s common stock, $0.01 par value, which may be issued from time to time under the Rentech, Inc. Option Grant to Patricia Butler on July 11, 2002; Rentech, Inc. Option Grant to Geoffrey S. Flagg on May 16, 2001; Rentech, Inc. Option Grant to Jim D. Fletcher on July 11, 2002; Rentech, Inc. Option Grant to Carol Florcyk on July 11, 2002;Rentech, Inc. Option Grant to Mark D. Ibsen on May 16, 2001; Rentech, Inc. Option Grant to Mark D. Ibsen on July 11, 2002; Rentech, Inc. Option Grant to Debra L. McCormick on July 11, 2002; Rentech, Inc. Option Grant to Peter S. Pedersen on May 16, 2001; Rentech, Inc. Option Grant to Peter S. Pedersen on July 11, 2002; Rentech, Inc. Option Grant to Richard Ridley on July 11, 2002; Rentech, Inc. Option Grant to Richard Sheppard on May 16, 2001; Rentech, Inc. Option Grant to Richard Sheppard on July 11, 2002; Rentech, Inc. Option Grant to James E. Siebarth on July 11, 2002; Rentech, Inc. Option Grant to W. Earl Somerville on May 16, 2001; Rentech, Inc. Option Grant to W. Earl Somerville on July 11, 2002; Rentech, Inc. Option Grant to W. Earl Somerville on July 11, 2002; Rentech, Inc. Option Grant to Peter J. Tijm on May 16, 2001  (collectively, the “Plans”).

                In connection with the opinion expressed below, I have made such factual inquiries and have examined or caused to be examined such questions of law as I have considered necessary or appropriate for the purpose of such opinion.  On the basis of such inquiries and examinations, in my opinion, any shares of common stock that have been or may hereafter be issued pursuant to the Plans have been duly authorized and, when issued and paid for as provided in the Plans, will be validly issued, fully paid and nonassessable.

                I express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Colorado, as in effect on the date hereof.  I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.  By so consenting, I do not admit that I am an expert with respect to any portion of the Registration Statement so as to require such consent.

Very truly yours,

/s/ AMANDA M. DARBY
Amanda M. Darby
General Counsel and Secretary